UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 26, 2009

WORLDGATE COMMUNICATIONS, INC.
(Exact name of registrant specified in its charter)

Delaware	000-25755	23-2866697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue Trevose, Pennsylvania 19053		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(215) 354-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 26, 2009, the Board of Directors (the “Board”) of WorldGate Communications, Inc. (the “Company”) approved the terms of Amendment No. 1 (the “Amendment”) to the Company’s 2003 Equity Incentive Plan (the “Plan”).  The Amendment, among other things, increased the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company that may be issued or transferred under the Plan to 26,500,000 and increased the maximum amount of shares that may be issued in any fiscal year to any single participant in the Plan underlying an option award to 2,000,000 shares.  The Board determined that it was advisable and in the best interests of the Company to increase the maximum number of shares available under the Plan so as to enable the Company to be able to provide meaningful equity incentives to eligible participants in light of the significant increase (from 118,906,345 on March 16, 2009 to 321,368,500 on May 5, 2009) in the number of shares of Common Stock that are now outstanding as a result of the completion of the private placement to WGI Investor LLC on April 6, 2009 (which was previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2009).

The Amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Upon the approval of the Amendment, pursuant to authority delegated to them, the members of the Compensation and Stock Option Committee of the Board who are “outside directors” as defined in Treas. Reg. Section 1.162-27(e)(3) and “non-employee directors” as defined in Rule 16(b)-3 of the Securities and Exchange Act of 1934, as amended, approved grants of non-qualified stock options to purchase an aggregate of 12,700,000 shares of Common Stock to certain employees and consultants of the Company, including grants to purchase 900,000, 1,500,000 and 1,000,000 shares of Common Stock to each of Joel Boyarski, Senior Vice President and Chief Financial Officer, Allan Van Buhler, Senior Vice President of Sales, Marketing and Business Development, and Christopher Vitale, General Counsel and Secretary.  Each option has an exercise price equal to the fair market value of the underlying stock as of the date of the grants (which was $0.28 per share based on the closing price on the Over the Counter Bulletin Board on May 26, 2009), is exercisable in four equal annual installments commencing on the first anniversary of the date of grant and has a ten year term.

Employees that had an agreement with the Company regarding the issuance of equity compensation, including Messrs. Boyarski and Vitale, were granted options pursuant to From A of the Non-Qualified Stock Option Grant, which provides, to the extent contained in such agreements, for the accelerated vesting of the options under certain termination circumstances.  All other employees were granted options pursuant to From B of the Non-Qualified Stock Option Grant.

A copy of Form A of the Non-Qualified Stock Option Grant is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of Form B of the Non-Qualified Stock Option Grant is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No.1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan
10.2	Form A of the Non-Qualified Stock Option Grant

10.3	Form B of the Non-Qualified Stock Option Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	May 28, 2009	By:	/s/ CHRISTOPHER V. VITALE
		Name:	Christopher V. Vitale
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No.1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan

10.2	Form A of the Non-Qualified Stock Option Grant

10.3	Form B of the Non-Qualified Stock Option Grant